SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K
               Current Report Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934

                         Date of Report: August 14, 2003

                          Corgenix Medical Corporation
             (Exact Name of registrant as specified in its charter)


       Colorado             000-24541            93-1223466
   (State or other       Commission File      I.R.S. Employer
   jurisdiction of           Number)        Identification No.)
    incorporation)

12061 Tejon St.
Westminster, Colorado 80234
(Address, including zip code, of principal executive offices)

(303) 457-4345
(Registrant's telephone number including area code)

Item 5.  Other Events and Regulation FD Disclosure

         On August 5, 2003, Corgenix issued a press release announcing that it had signed a letter of intent to merge with Genesis Bioventures, Inc. ("GBI"). A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 7.  Financial Statements and Exhibits

         (c) exhibits

99.1 Press Release dated August 5, 2003 entitled "Corgenix Medical Corporation to merge with Genesis Bioventures"

                                   SIGNATURES

      Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

      DATED, this 14th day of August, 2003.

                                    Corgenix Medical Corporation
                                    By:  /s/ Douglass T. Simpson
                                           Douglass T. Simpson
                                           President

                                  EXHIBIT 99.1




FOR IMMEDIATE RELEASE

Corgenix Medical Corporation to Merge with Genesis Bioventures

DENVER, COLORADO - August 5, 2003 /PR Newswire/ -- Corgenix Medical Corporation (OTC-Bulletin Board: CONX) announced today that it has signed a letter of intent to merge with Genesis Bioventures, Inc. (American Stock Exchange: GBI) a biomedical development company focused on the development of diagnostic tests, including GBIs patented Mammastatin Serum Assay ("MSA") for breast cancer risk assessment, and diagnostic tests to detect Mad Cow Disease in cattle, as well as prion disease in human blood. Under the terms of the letter of intent, Genesis will issue 14 million GBI shares in exchange for 100% of Corgenix outstanding shares in a transaction valued at approximately $8,000,000 (based on GBIs closing stock price on August 4, 2003). The terms of the letter of intent also provide that Corgenix's current management team will assume the responsibility of managing the combined entity, which will continue to be known as Genesis Bioventures, Inc. ("GBI") and will be headquartered in Westminster, Colorado, Corgenix's current corporate headquarters. The parties are seeking to complete a definitive agreement on or before October 31, 2003 and to close the transaction by no later than January 31, 2004.

The proposed merger is subject to the satisfaction of a number of contingencies, including satisfactory due diligence investigations by each company, negotiation and execution of mutually acceptable definitive merger documentation, approval by both company's boards of directors and shareholders, and customary closing conditions. The merger is subject to GBI advancing to Corgenix $500,000 out of an equity capital raise of at least $3,000,000 by September 30, 2003 as a condition to signing a definitive merger agreement. Under the terms of the letter of intent, GBI and Corgenix have agreed to raise a minimum of $3,000,000 of additional capital by January 31, 2004 to provide the combined companies with sufficient funding with which to continue to develop and further commercialize their respective technologies and product lines. The foregoing amounts of these provisions may be waived at the discretion of GBI and Corgenix

The merged companies intend to focus on the continued development and worldwide commercialization of GBI's Mammastatin Serum Assay, breast cancer risk assessment product as well as the further expansion of Corgenix's innovative immunoassays for the clinical assessment of coagulation, vascular, liver and autoimmune diseases.

Greg McCartney, Chairman and CEO of Genesis Bioventures and who, along with Dr. Luis Lopez, currently CEO and Chairman of Corgenix, will be Co-Chairmen of the combined entity, commented "The merger re-enforces GBI's recently announced objectives to fast track commercialization and funding strategies. Over the past year, GBI and Corgenix have been developing a collaboration strategy with a merger evolving as the optimal outcome. Corgenix will bring to GBI a strong and experienced management team with regulatory expertise. The merger not only enhances the ability for GBI to move its products to market quickly, but also adds significant value in the ability of GBI to complete target financing."

GBI's Mammastatin Serum Assay measures the presence of Mammastatin, a protein that has been found to be present in the breast tissue of healthy women. It has been detected in the blood of over 85% of healthy women and absent in the blood of over 90% of breast cancer patients. Clinical research indicates that the concentration of Mammastatin not only drops significantly in women with breast cancer but also in women at health risk for breast cancer. The combined company will immediately proceed to develop an ELISA blood diagnostic test kit to detect the level of Mammastatin for the purpose of assessing a woman's risk of developing breast cancer.

GBI recently announced that its portfolio company, Prion Development Laboratories ("PDL") is in late stage development of its rapid lateral flow tests for transmissible spongiform encephalopathies (TSE's) such as Bovine Spongiform Encephalopathy ("BSE"), commonly known as Mad Cow Disease and Chronic Wasting Disease ("CWD").

Corgenix is a leader in the development and manufacturing of anti-Phospholipid test kits, being the first on the market with an FDA cleared assay for anti-Cardiolipin (aCL), and is still the only manufacturer of an FDA cleared anti-phosphatidylserine (aPS) and an anti-Prothrombin (aPT) test kit. Corgenix is based in metropolitan Denver and is focused on the development of specialized diagnostic kits for immunology disorders, vascular diseases and bone and joint diseases. Corgenix diagnostic products are commercialized for use in clinical laboratories throughout the world.

Douglass Simpson, President and Chief Operating Officer of Corgenix who will assume the role of Chief Executive Officer of the combined entity, said "This merger will put the combined entity in a position to become a key player in the very large cancer diagnostic market, a market that affords tremendous potential throughout the world. GBI's Mammastatin MSA technology will significantly compliment our business focus and distribution channels and will permit us to broaden our product line to current customers, as well as provide us the opportunity to establish new customers with an expanded portfolio of products and technologies. Furthermore, the combined entity will bring together a critical mass of financial and management capabilities to enhance our ability to execute and achieve our strategic business plan.
"

Statements in this press release that are not strictly historical facts are "forward looking" statements (identified by the words "believe", "estimate", "project", "expect" or similar expressions) within the meaning of the Private Securities Litigation Reform Act of 1995. These statements inherently involve risks and uncertainties that could cause actual results to differ materially from the forward-looking statements. Factors that would cause or contribute to such differences include, but are not limited to, continued acceptance of the Company's products and services in the marketplace, competitive factors, changes in the regulatory environment, and other risks detailed in the Company's periodic report filings with the Securities and Exchange Commission. The statements in this press release are made as of today, based upon information currently known to management, and the company does not undertake any obligation to publicly update or revise any forward-looking statements.


For more information on GBI, contact GBI Investor Relations, (604) 542-0820, irinfo@gnsbio.com, www.gnsbio.com Aurelius Consulting Group, 800-644-6297, Aurelius@cfl.rr.com de Jong & Associates, (760) 943-9065

Complete copies of the Corgenix Medical Corporation Forms 10-KSB and 10-QSB are available at www.sec.gov. Copies and additional information can be obtained by contacting William Critchfield, Chief Financial Officer: phone (303) 453-8903, or e-mail at wcritchfield@corgenix.com.